LOAN EXTENSION AGREEMENT
                           for Promissory Note held by
                             MERCANTILE BANK MIDWEST


1. DATE AND PARTIES. The date of this Extension Agreement (Agreement) is November 10, 1999 and the parties are the following:

         BORROWER:
            TOP AIR MANUFACTURING, INC an Iowa corporation 317 Savannah Park Rd Cedar Falls, Iowa 50613 Tax I.D. # 42-1155462

         BANK:
            MERCANTILE BANK MIDWEST
            an IOWA banking corporation
            425 Cedar Street
            P.O. Box 88
            Waterloo, Iowa 50704
            Tax I.D. # 42-0167390

2. BACKGROUND. Borrower executed a promissory note payable to the order of Bank dated March 4, 1999, (Note) evidencing a revolving draw loan
         (Loan) which Note is further described as follows: Note number 254839, in the principal amount of $6,000,000.00, and payable on November 10, 1999. As of the date of this Agreement, the principal balance on the
         Note is $1,909,000.00. The total amount currently due on the Note is $1,909,000.00. Borrower and Bank hereby agree to extend the Note on the terms contained in this Agreement.

3. SECURITY. To the extent not prohibited by law, the Note is and shall continue to be secured by virtue of cross-collateralization by the following described security agreements: A Security Agreement dated November 2, 1998. However, the Note will not be secured by such security agreements if:

         A. Bank fails to make any disclosure of the existence of the security agreements as required by law; or

         B. to the extent such security agreements are "consumer" loans in "household goods" (as those terms are defined in applicable federal regulations governing unfair and deceptive credit practices); or

         C. to the extent such security agreements are in margin stock subject to the requirements of 12 C.F.R. Section 207 or 221.

4.       TERMS. Borrower shall pay Bank as follows:

         A. The Note is hereby amended to provide that from the date of this Agreement, the principal of $6,000,000.00 (Principal) or so much thereof as may, from time to time, be advanced to Borrower hereunder will accrue Interest from the date of disbursement, on the unpaid principal balance at an annual rate equal to .5 percentage point below Bank's Prime Rate, as adjusted and announced from time to time until the Note matures or the obligation is accelerated. The Prime Rate, minus .5 percentage points, may also be referred to hereafter as the "Contract Rate".

               "Prime Rate" shall mean a rate per annum equal to the interest rate announced from time to time by Mercantile Bank National Association as its "prime rate" on Commercial loans (which rate shall fluctuate as and when said prime rate shall change). The Contract Rate is the sum of Bank's Prime Rate (8.25%) minus .5 percentage point. The effective Contract Rate today is 7.75%. Bank's Prime Rate today is not necessarily the lowest rate at which Bank lends its funds. The Prime Rate is only an index rate from which Interest rates actually charged to customers may be measured. The use of the Prime Rate is for convenience only and does not constitute a commitment by Bank to lend money at a preferred rate of interest. The Prime Rate is a benchmark for pricing certain types of loans. Depending on the circumstances, such as the amount and term of the loan, the creditworthiness of the borrower or any guarantor, the presence and nature of collateral and other relationships between a borrower and Bank, loans may be priced at, above or below the Prime Rate.

               All adjustments to the Contract Rate will be made on each day that the Prime Rate changes. Any increase to the Prime Rate may be carried over to a subsequent adjustment date without resulting in a waiver or forfeiture of such adjustment, provided an adjustment to the Contract Rate is made within one year from the date of such increase. Any change in the Contract Rate will take the form of different payment amounts. After maturity or acceleration, the unpaid balance shall bear interest at the rate specified in the Note until paid. The Loan and the Note are limited to the maximum lawful amount of interest (Maximum Lawful Interest) permitted under federal and state laws. If the interest accrued and collected exceeds the Maximum Lawful Interest as of the time of collection, such excess shall be applied to reduce the principal amount outstanding, unless otherwise required by law. If or when no principal amount is outstanding, any excess interest shall be refunded to Borrower according to the actuarial method. Interest shall be computed on the basis of the actual calendar year and the actual number of days elapsed.

         B. Accrued Interest is due and payable in I monthly payments on the 10th day of each month, beginning December 10, 1999, or the day following if the payment day is a holiday or is a non-business day for Bank. Unless paid prior to maturity, the last scheduled payment plus all unpaid principal, accrued interest, costs and expenses are due and payable on January 10, 2000, which is the date of maturity. If the Contract Rate changes, any remaining payments may be a different amount. All amounts shall be paid in legal U.S. currency. Any payment made with a check will constitute payment only when collected.

         C. This Agreement evidences an extension on a revolving draw note and all advances shall be made at the sole discretion of Bank. The amount of advances under the Loan that are outstanding and unpaid shall never exceed $6,000,000.00. Interest shall accrue only on the amount of outstanding principal that is drawn and unpaid under the Loan and this Agreement.

5. WARRANTIES. To induce Bank to enter into this Agreement, Borrower warrants that:

         A. Borrower has no existing defenses or right of offset against the Note or any documents securing the Note.

         B. Borrower reaffirms all of the terms of the Note and any documents securing the Note.

         C. Since the Note was signed by Borrower, the ownership of the property securing the Note has not been altered nor has any lien or claim been filed or threatened to be filed against the property (other than Bank's lien securing the Note).

6. YEAR 2000 COMPLIANCE. As of the date of this Agreement, Borrower has assessed the risk of Year 2000 noncompliance and has formulated, approved, and implemented a comprehensive business plan (Year 2000
         Plan)  to meet  "Year  2000  requirements."  "Year  2000  requirements"
         include analyzing, programming, and testing all of Borrower's information technology systems to accurately process date and time data, including, but not limited to, calculating, comparing, and sequencing functions. "Year 2000 requirements" apply to all systems or processes that directly or indirectly affect Borrower's business, such as accounting and processing procedures, as well as basic electronic devices that are necessary to facility management, such as security systems, elevators, and telephones. Borrower's Year 2000 Plan includes an allocation of resources toward meeting Year 2000 requirements, an inventory of all affected systems, processes to assess and prepare for the interaction of Borrower's systems with external systems, periodic testing and evaluation of progress under Borrower's Year 2000 Plan, and contingency arrangements for Year 2000 failure, either by Borrower or Borrower's partners, affiliates, vendors, or customers.

         Borrower will take all measures necessary to fulfill the requirements of Borrower's Year 2000 Plan and meet all Year 2000 requirements as specified above. Borrower agrees to make Borrower's Year 2000 Plan available to Bank, if requested, and will keep Bank informed of progress made under Borrower's Year 2000 Plan. Borrower will immediately notify Bank of any actual or anticipated delays in meeting dates designated in Borrower's Year 2000 Plan or failure to accomplish any objectives of Borrower's Year 2000 Plan. Borrower will allow Bank, or a third party Bank designate, reasonable access to Borrower's information technology systems for the purpose of determining progress made under Borrower's Year 2000 Plan. Borrower agrees that Bank has no responsibility for managing, advising, or executing any of Borrower's efforts to comply with Year 2000 requirements or Borrower's Year 2000 Plan.

7. CONTINUATION OF PROVISIONS. Except as expressly modified in this Agreement, all of the provisions of the Note and any other documents securing the Note remain in full force and effect.

8.       GENERAL PROVISIONS.

         A. TIME IS OF THE ESSENCE. Time is of the essence in Borrower's performance of all duties and obligations imposed by this Agreement.

         B. NO WAIVER BY BANK. Bank's course of dealing, or Bank's forbearance from, or delay in, the exercise of any of Bank's rights, remedies, privileges or right to insist upon Borrower's strict performance of any provisions contained in this Agreement, or other loan documents, shall not be construed as a waiver by Bank, unless any such waiver is in writing and is signed by Bank.

         C. AMENDMENT. The provisions contained in this Agreement may not be amended, except through a written amendment which is signed by Borrower and Bank.

         D. INTEGRATION CLAUSE. This written Agreement and all documents executed concurrently herewith, represent the entire understanding between the parties as to the Obligations and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

         E. FURTHER ASSURANCES. Borrower agrees, upon request of Bank and within the time Bank specifies, to provide any information, and to execute, acknowledge, deliver and record or file such further instruments or documents as may be required by Bank to secure the Note or confirm any lien.

         F. GOVERNING LAW. This Agreement shall be governed by the laws of the State of IOWA, provided that such laws are not otherwise preempted by federal laws and regulations.

         G. FORUM AND VENUE. In the event of litigation pertaining to this Agreement, the exclusive forum, venue and place of jurisdiction shall be in the State of IOWA, unless otherwise designated in writing by Bank or otherwise required by law.

         H. SUCCESSORS. This Agreement shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties; provided however, that Borrower may not assign, transfer or delegate any of the rights or obligations under this Agreement.

         I. NUMBER AND GENDER. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

         J. DEFINITIONS. The terms used in this Agreement, if not defined herein, shall have their meanings as defined in the other documents executed contemporaneously, or in conjunction, with this Agreement.

         K. PARAGRAPH HEADINGS. The headings at the beginning of any paragraph, or any subparagraph, in this Agreement are for convenience only and shall not be dispositive in interpreting or construing this Agreement.

         L. IF HELD UNENFORCEABLE. If any provision of this Agreement shall be held unenforceable or void, then such provision to the extent not otherwise limited by law shall be severable from the remaining provisions and shall in no way affect the enforceability of the remaining provisions nor the validity of this Agreement.

         M. CHANGE IN APPLICATION. Borrower will notify Bank in writing prior to any change in Borrower's name, address, or other application information.

         N. NOTICE. AlI notices under this Agreement must be in writing. Any notice given by Bank to Borrower hereunder will be effective upon personal delivery or 24 hours after mailing by first class United States mail, postage prepaid, addressed to Borrower at the address indicated below Borrower's name on page one of this Agreement. Any notice given by Borrower to Bank hereunder will be effective upon receipt by Bank at the address indicated below Bank's name on page one of this Agreement. Such addresses may be changed by written notice to the other party.

9. ADDITIONAL TERMS. This loan is subject to the terms and conditions of a Loan Agreement dated November 2, 1998.

10. RECEIPT OF COPY, Borrower acknowledges receiving a copy of this Agreement.

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                        IMPORTANT: READ BEFORE SIGNING.

THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

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BORROWER:

     TOP AIR MANUFACTURING, INC an
       Iowa corporation
                                                              [Corporate Seal*]
       By: /s/ Steven R. Lind
           --------------------------------------
            STEVE R. LIND, PRESIDENT

(*Corporate seal may be affixed, but failure to affix shall not affect validity or reliance.)

       APPROVED: November 10, 1999

       BANK:
              MERCANTILE BANK MIDWEST
              an IOWA banking corporation
                                                              [Corporate Seal*]
               By:  /s/ Steve D. Brewer
                   ------------------------------
                   STEVE D. BREWER,
                   EXEC. VICE PRESIDENT

(*Corporate seal may be affixed, but failure to affix shall not affect validity or reliance.)

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